CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATiON

                                       OF

                        ICY SPLASH FOOD & BEVERAGE, INC.

                            UNDER SECTION 805 OF THE

                            BUSINESS CORPORATION LAW





                                                     STATE OF NEW YORK
                                                     DEPARTMENT OF STATE
                                                     FILED APR 29 1999
Filed By:  Beckman, Millman & Sanders L.L.P.         TAX $ 22.20
           116 John Street, Suite 1313               BY: J & W
           New York, NY 10038                        NEW YORK




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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ICY SPLASH FOOD & BEVERAGE, INC

                            UNDER SECTION 805 OF THE

                            BUSINESS CORPORATION LAW




     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned. being the Officer of the corporation, hereby certifies

     FIRST: The name of the corporation is ICY SPLASH FOOD & BEVERAGE, INC.

     SECOND: That the Certificate of Incorporation was filed by the Secretary of State of New York on the 17th day of June 1996.

     THIRD: The Article Fourth of the Certificate of Incorporation containing the number of shares authorized by the corporation is hereby amended to read as follows:

          FOURTH:

          1. The total number of shares of stock which the Corporation shall have authority to issue is Fifty One Million (51,000,000) shares, consisting of two classes of capital stock:

               (i) Fifty Million (50,000,000) shares of Common Stock, par value $0.001 per share; and

               (ii) One Million (1,000,000) shares of one or more series of



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                    Preferred Stock, par value $0.001 per share, which shares
                    shall have such voting rights, designations, preferences and relative participating, optional or other rights, qualifications, limitations or restrictions as may be determined and set forth in resolution or resolutions adopted from time to time by the Board of Directors of the Corporation, which resolution or resolutions shall be executed, acknowledged, filed and recorded and shall become effective in accordance with Section 104 of the New York Business Corporation Law


     FOURTH: That the total number of shares of preferred stock are being added.

     FIFTH: That the total number of issued shares changed is Two Hundred (200) shares of common stock, no par value

     SIXTH: That each issued share changed shall be converted into Thirty Three Thousand (33,000) issued shares resulting from the increase in the shares of common stock authorized.

     SEVENTH: That the total number of issued shares resulting from the increase in shares of common stock authorized is Six Million Six Hundred Thousand (6,600,000) shares of common stock, par value $0.001 per share.

     EIGHTH: That the number of unissued shares resulting from the increase in shares of common stock authorized is Forty Three Million Four Hundred Thousand (43,400,000) shares of common stock, par value $0.001 per share. These unissued shares are part of the change in the shares of the common stock authorized.



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615 of the New York Business Corporation Law. Such action was taken without a meeting on written consent, setting forth the amendment to the Certificate of Incorporation, signed by the holders of a majority of all outstanding shares entitled to vote thereon. Said authorization was given subsequent to unanimous written consent of all the directors in accordance with the provisions of
Section 708 of the New York Business Corporation Law.



     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 20th day of April 1999.


                                             /s/ Joesph Aslan
                                             ----------------------------
                                             Joesph Aslan - President